UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2014

RadTek, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 000-54152

Nevada	27-2039490
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9900 Corporate Campus Dr. Suite 3000, c/o PEG Louisville, KY	40223
(Address of Principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (502) 657-6005

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 7, 2014, the company was notified by PLS CPA, our independent accountant, that the financial statements for the Form 10-Q for the quarter ended March 31, 2014, as originally filed May 20, 2014, should no longer be relied upon and should be restated.

The restatement of the Condensed Consolidated Balance Sheet includes the reclassification of a) an uncollected invoice issued to a customer on an unfinished contract increased both accounts receivable net and the liability advance receipts on contract; the uncollected amount of $114,917 is reclassified from each account for a net entry of zero and b) an unpaid invoice received from a vendor on an unfinished contract increased unpaid amount of both trade and other payable and prepaid expenses and other assets; the unpaid amount of $190,958 is reclassified from each account for a net entry of zero.

The board of directors has discussed the matters disclosed with the independent accountant.

Item 9.01 – Financial Statements and Exhibits

d)

Exhibit 99.1:  Letter from PLS CPA regarding statements made in this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RadTek, Inc.

August 28, 2014

By:      /s/ Kwang Hyun Kim

Kwang Hyun Kim

Chief Executive Officer